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                                                                    EXHIBIT 99.1


PRESS RELEASE

Contact: United Community Bancorp
         William F. Ritzmann, President and Chief Executive Officer
         (812) 537-4822

             UNITED COMMUNITY BANCORP REPORTS SECOND QUARTER RESULTS

Lawrenceburg, Indiana - January 31, 2007 - United Community Bancorp (the "Company") (Nasdaq: UCBA), the holding company for United Community Bank (the "Bank"), announced net income of $560,000, for the quarter ended December 31, 2006 compared to net income of $540,000 for the quarter ended December 31, 2005. The increase in net income was primarily the result of a $333,000 increase in net interest income and a $634,000 gain on sale of investments, partially offset by a $465,000 increase in provision for loan losses and a $464,000 increase in non-interest expenses. Net income for the six months ended December 31, 2006 was $1.2 million, compared to $1.1 million for the six months ended December 31, 2005. The increase in net income for the six month period was primarily the result of an $888,000 increase in net interest income and a $634,000 gain on sale of investments, partially offset by a $480,000 increase in provision for loan losses and an $882,000 increase in non-interest expenses.

Net interest income for the quarter ended December 31, 2006 totaled $2.6 million compared to $2.3 million for the prior year quarter. The increase from the prior year quarter is primarily due to an increase in total interest income of $963,000, partially offset by an increase in total interest expense of $630,000. Interest income on loans increased by $965,000 primarily due to the combined effect of an increase in average balance from $213.6 million to $258.1 million and an increase in average yield from 6.21% to 6.64%. Interest income on investment and mortgage-backed securities decreased by $127,000, primarily due to the impact of a decrease in average balance from $83.4 million to $58.8 million, partially offset by an increase in average yield from 3.56% to 4.18%. Interest income on other interest-earning assets increased $125,000, primarily due to the impact of an increase in average balance from $13.7 million to $23.6 million, partially offset by a decrease in average yield from 5.30% to 5.19%. Interest expense on interest-bearing deposits increased by $629,000, primarily due to the effect of an increase in average rate paid from 2.57% to 3.52%, partially offset by a decrease in average balance from $301.9 million to $292.1 million. The increases in the average yields on loans and investments and in the average rates paid on interest-bearing deposits are primarily the result of an increase in market interest rates.

Net interest income for the six months ended December 31, 2006 totaled $5.5 million compared to $4.6 million for the prior year period. The increase from the prior year period is primarily due to an increase in total interest income of $1.9 million, partially offset by an increase in total interest expense of $1.0 million. Interest income on loans increased by $2.0 million primarily due to the combined effect of an increase in average balance from $208.6 million to $255.1 million and an increase in average yield from 6.21% to 6.62%. Interest income on investment and mortgage-backed securities

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decreased by $93,000, primarily due to the impact of a decrease in average balance from $79.6 million to $63.9 million, partially offset by an increase in average yield from 3.53% to 4.11%. Interest income on other interest-earning assets increased $46,000, primarily due to the impact of a decrease in average balance from $20.7 million to $17.5 million, offset by an increase in average yield from 4.72% to 6.09%. Interest expense on interest-bearing deposits increased by $939,000, primarily due to the effect of an increase in average rate paid from 2.54% to 3.30%, partially offset by a decrease in average balance from $296.4 million to $284.3 million. Interest expense on borrowed funds increased $97,000 due to average outstanding borrowings of $4.1 million for the six months ended December 31, 2006 compared with no such borrowings during the six months ended December 31, 2005. The increases in the average yields on loans and investments and in the average rates paid on interest-bearing deposits are primarily the result of an increase in market interest rates. The increase in borrowings was used to fund loan growth.

The provision for loan losses was $495,000 for the quarter ended December 31, 2006 compared to $30,000 for the quarter ended December 31, 2005. The increase is primarily due to the increased size of our loan portfolios, as well as an increase of $1.1 million in nonperforming loans for the quarter ended December 31, 2006 as compared to the quarter ended December 31, 2005. The increase in nonperforming loans is primarily the result of a $1.1 million commercial real estate loan being placed on non-accrual status. Management believes there is adequate collateral securing the loan. The provision for loan losses was $540,000 for the six months ended December 31, 2006 compared to $60,000 for the six months ended December 31, 2005. The increase is primarily due to the increased size of our loan portfolios, as well as an increase of $1.6 million in nonperforming loans for the six months ended December 31, 2006 as compared to nonperforming loans for the six months ended December 31, 2005. The increase in nonperforming loans is primarily the result of the above-referenced $1.1 million commercial real estate loan being placed on non-accrual status as well as an additional five one-to-four family residential real estate loans being placed on non-accrual status.

Noninterest income was $987,000 for the quarter ended December 31, 2006, compared to $367,000 for the same period in 2005. A gain on sale of investments of $634,000 was reported for the quarter ended December 31, 2006, compared to no such gain for the same period in 2005. The proceeds from the sale of investment securities were used to fund loan growth. Additionally, a decrease of $33,000 in service charge income was partially offset by a $22,000 increase in other income. Noninterest income was $1.4 million for the six months ended December 31, 2006, compared to $727,000 for the same period in 2005, primarily due to the gain on sale of investments of $634,000 that was reported for the six months ended December 31, 2006, compared to no such gain for the same period in 2005. Other income is primarily comprised of rental income, profit on the sale of real estate owned and income from the sale of non-deposit products and services.

Noninterest expense was $2.3 million for the quarter ended December 31, 2006 compared to $1.8 million for the same prior year period. The increase in noninterest expense was primarily the result of a $167,000 increase in compensation and benefit expense resulting

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from an increase in the number of employees to staff our new Aurora and proposed
St. Leon branches, annual salary increases and performance bonuses paid, and a $237,000 increase in other operating expenses due to additional expenses associated with being a public company. Noninterest expense was $4.4 million for the six months ended December 31, 2006 compared to $3.6 million for the same prior year period. The increase in noninterest expense was primarily the result of a $407,000 increase in compensation and benefit expense resulting from an increase in the number of employees to staff our new Aurora and proposed St.
Leon branches, annual salary increases and performance bonuses paid, and a $423,000 increase in other operating expenses due to additional expenses associated with being a public company. Other operating expenses are primarily comprised of miscellaneous loan expense, professional fees, bank fees and office expenses.

Income tax expense increased $4,000 to $307,000 for the quarter ended December 31, 2006, compared to $303,000 for the same period in 2005. The increase in expense is primarily due to a $24,000 increase in pre-tax earnings. Income tax expense increased $32,000 to $658,000 for the six months ended December 31, 2006, compared to $626,000 for the same period in 2005. The increase in expense is primarily due to a $153,000 increase in pre-tax earnings.

Total assets were $357.6 million at December 31, 2006 and $354.7 million at June 30, 2006. Nonperforming assets increased from $972,000 at June 30, 2006 to $2.6 million at December 31, 2006. During the six months ended December 31, 2006, cash and cash equivalents increased $10.5 million to $25.5 million due to the receipt of municipal deposits. Securities available for sale decreased $16.5 million to $25.6 million and mortgage backed securities available for sale decreased $3.6 million to $30.7 million. The decreases are due to the redeployment of these funds into higher yielding loans. Loans receivable increased $12.0 million to $256.5 million primarily as a result of increases in our commercial real estate loan portfolio. Loan growth in this portfolio is primarily the result of our marketing efforts which include media and personal contacts. Loan growth was funded by maturities of investment securities.

Total liabilities increased $1.6 million to $293.8 million at December 31, 2006 from $292.2 million at June 30, 2006. The increase in liabilities is primarily the result of a $1.6 million increase in deposits, primarily relating to increases in certificates of deposit, partially offset by reductions in municipal deposits.

Stockholders' equity at December 31, 2006 was $63.8 million compared to $62.5 million at June 30, 2006. The increase is primarily the result of net income of $1.2 million for the six months ended December 31, 2006, an increase in unrealized gains on securities available for sale of $399,000, and a reduction in unearned ESOP shares of $181,000, partially offset by dividends paid of $533,000.

United Community Bancorp is the holding company of United Community Bank headquartered in Lawrenceburg, Indiana. The Bank currently operates five offices in Dearborn County, Indiana.

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This news release may contain forward-looking statements, which can be identified by the use of words such as "believes," "expects," "anticipates," "estimates" or similar expressions. Such forward-looking statements and all other statements that are not historic facts are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors. These factors include, but are not limited to, general economic conditions, changes in the interest rate environment, legislative or regulatory changes that may adversely affect our business, changes in accounting policies and practices, changes in competition and demand for financial services, adverse changes in the securities markets, changes in deposit flows and changes in the quality or composition of the Company's loan or investment portfolios. Additionally, other risks and uncertainties may be described in the Company's annual report on Form 10-K, its quarterly reports on Form 10-Q, which are available through the SEC's website at www.sec.gov. Should one or more of these risks materialize, actual results may
-----------
vary from those anticipated, estimated or projected. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as may be required by applicable law or regulation, the Company assumes no obligation to update any forward-looking statements.

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                            UNITED COMMUNITY BANCORP
                         SUMMARY OF FINANCIAL HIGHLIGHTS
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

                                              (UNAUDITED)
                                                  AT              AT
                                              DECEMBER 31,      JUNE 30,
                                                 2006            2006
                                                    (IN THOUSANDS)
ASSETS
Cash and cash equivalents                      $ 25,506         $ 15,010
Investment securities                            56,486           76,591
Loans receivable, net                           256,524          244,537
Other Assets                                     19,069           18,569
TOTAL ASSETS                                   $357,585         $354,707


LIABILITIES
Deposits                                       $291,434         $289,807
Other Liabilities                                 2,380            2,415
TOTAL LIABILITIES                               293,814          292,222
Total Stockholders' Equity                       63,771           62,485
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY       $357,585         $354,707


                                                        CONSOLIDATED STATEMENTS OF INCOME
                                                                 (UNAUDITED)

                                              THREE MONTHS ENDED             SIX MONTHS ENDED
                                                  DECEMBER 31,                  DECEMBER 31,
                                                2006        2005             2006          2005
                                                 (IN THOUSANDS)               (IN THOUSANDS)
Interest Income                                $5,202      $4,239          $10,293        $8,369
Interest Expense                                2,568       1,938            4,793         3,757
                                               ------------------          ---------------------
Net Interest Income                             2,634       2,301            5,500         4,612
Provision for Loan Losses                         495          30              540            60
                                               ------------------          ---------------------
Net Interest Income after Provision
    for Loan Losses                             2,139       2,271            4,960         4,552
Total Non-Interest Income                         987         367            1,354           727
Total Non-Interest Expenses                     2,259       1,795            4,434         3,552
                                               ------------------          ---------------------
INCOME BEFORE TAX PROVISION (BENEFIT)             867         843            1,880         1,727
Income Tax Provision                              307         303              658           626
                                               ------------------          ---------------------
NET INCOME                                     $  560      $  540          $ 1,222        $1,101


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


                                                        AT OR FOR THE                       AT OR FOR THE
                                                     THREE MONTHS ENDED                   SIX MONTHS ENDED
                                                         DECEMBER 31,                       DECEMBER 31,
                                                     2006         2005                   2006         2005
                                                         (UNAUDITED)                        (UNAUDITED)
PERFORMANCE RATIOS:

Return on average assets                              0.62%        0.65%                0.69%           0.67%

Return on average equity                              3.50         7.18                 3.84            7.33

Interest rate spread  (1)                             2.60         2.89                 2.80            2.88

Net interest margin  (2)                              3.09         2.96                 3.27            2.99

Noninterest expense to average assets                 2.52         2.15                 2.49            2.16

Efficiency ratio  (3)                                62.39        67.26                64.69           66.53

Average interest-earning assets to
     average interest-bearing liabilities           116.55       102.86               116.64          104.24

Average equity to average assets                     17.84         9.01                17.88            9.14

CAPITAL RATIOS:

Tangible capital                                     17.57         9.29                17.57            9.29

Core capital                                         17.57         9.29                17.57            9.29

Total risk-based capital                             28.93        15.51                28.93           15.51

ASSET QUALITY RATIOS:

Nonperforming loans as a percent
   of total loans                                     0.93         0.70                 0.93            0.70

Allowance for loan losses as a percent
   of total loans                                     1.02         1.01                 1.02            1.01

Allowance for loan losses as a percent
   of nonperforming loans                           110.79       143.82               110.79          143.82

Net charge-offs to average outstanding
   loans during the period                            0.04         0.28                 0.04            0.14

(1) Represents the difference between the weighted average yield on average interest-earning assets and the weighted average cost on average interest-bearing liabilities.
(2) Represents net interest income as a percent of average interest-earning assets.
(3) Represents other expense divided by the sum of net interest income and other income.